U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2008

AMERICHIP INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	000-33127	98-0339467
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24700 Capital Blvd, Clinton Township, MI	48036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (586) 783-4598

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 27, 2008, a majority of the holders of a majority of the capital stock of AmeriChip International, Inc., removed Thomas P. Schwanitz, Edward Rutkowski, and William M. Donovan as members of the Board of Directors. Thomas P. Schwanitz, Edward Rutkowski, and William M. Donovan had no disagreements with AmeriChip International, Inc., on any matter of accounting principles or practices or financial statement disclosures.

In addition, a majority of the holders of a majority of the capital stock of AmeriChip International, Inc. appointed Mr. Kenneth Mann as a member of the Board of Directors.

Mr. Mann’s biography is as follows:

Mr. Kenneth Mann has been the Division Manager (IT Division) for Hays Canada, a Sales and Marketing / IT Recruiting / Leadership company, since January, 2006.  From February 2005 to December 2005, Mr. Mann was the Senior Business Development Manager for Modis International. From April 1994 to December 2004, Mr. Mann was the Senior Business Development Manager for Computer Horizons / ISG. In addition, from September 1993 to December 1993, Mr. Mann was the Business Development Manager (I.T. Consulting and Marketing and Management Consulting) for Pinstripe Consulting and from April 1993 to August 1993, Mr. Mann was Business Development Manager (I.T. Consulting Marketing and Management Consulting) for Tec Partners Limited.

On May 27, 2008, following the action above, a majority of the members of the Board of Directors appointed Kenneth Mann as Interim President and Interim Chief Executive Officer, removing Thomas P. Schwanitz as Interim Chief Executive Officer. In addition, On May 27, 2008, following the action above, a majority of the members of the Board of Directors appointed Marc Walther as Chairman of the Board and  Chief Technology Officer, removing Edward Rutkowski from these two positions. On May 28, 2008, a majority of the members of the Board of Directors removed Thomas P. Schwanitz as Chief Financial Officer of AmeriChip International, Inc.

Item 9.01.	Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICHIP INTERNATIONAL INC.

By:  /s/ Kenneth Mann

Kenneth Mann
Interim President and Chief  Executive Officer

Date: May 28, 2008